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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF OBJECTSHARE, INC..

ObjectShare, Inc. GmbH  (Germany)
ObjectShare, Inc. (UK) Limited  (England)
ParcPlace Systems FSC, Inc.  (Barbados)

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